Exhibit 10.20

INDEPENDENT DIRECTOR AGREEMENT

THIS INDEPENDENT DIRECTOR AGREEMENT (this “Agreement”) is dated October 23, 2023 (the “Effective Date”), by and between Perfect Moment Ltd., a Delaware corporation (the “Company”), and Tracy Barwin, an individual (the “Director”).

RECITALS

WHEREAS, the Company is filing a registration statement on Form S-1 relating to a firm commitment initial public offering of its securities (the “IPO”); and

WHEREAS, the Company desires to appoint the Director to serve on the Company’s board of directors (the “Board”), which may include membership on one or more committees of the Board, and the Director desires to accept such appointment to serve on the Board.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Director hereby agree as follows:

1. Duties. From and after the Effective Date, the Company requires that the Director be available to perform the duties of an independent director customarily related to this function as may be determined and assigned by the Board and as may be required by the Company’s constituent instruments, including its certificate of incorporation and bylaws, as amended and restated, and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including the General Corporation Law of the State of Delaware. The Director agrees to devote as much time as is necessary to perform completely the duties as a Director of the Company, including duties as a member of one or more committees of the Board, to which the Director may hereafter be appointed. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors.

2. Term. The term of this Agreement shall commence as of the Effective Date, which shall be the date of the Director’s appointment by the Board, and shall continue until the Director’s removal or resignation. In addition to a termination of this Agreement pursuant to Section 7, the Company shall have the right to terminate this Agreement upon written notice to the Director at any time without liability prior to the closing of the IPO.

3. Compensation. Following the commencement of the term of this Agreement, for all services to be rendered by the Director in any capacity hereunder, the Company agrees to compensate the Director:

a) a fee of $50,000 per calendar year in cash (the “Annual Fee”), which Annual Fee shall be paid to the Director in twelve equal monthly installments no later than the 15th of each such calendar month, commencing on the Effective Date, pro-rated for the initial and last payments, if applicable; and

b) a grant of 30,000 options to purchase common stock of the Company pursuant to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) or any successor plan, subject to the terms of the 2021 Plan or successor plan (the “Option Grant”), subject to approval by the Board, which options will vest annually over a three-year period starting from the Agreeement Date, with 10,000 vesting on the first anniversary, 10,000 options vesting on the second anniversary, and 10,000 options vesting on the third anniversary, with such vesting subject to this Agreement not having been terminated at the time of vesting and the other terms and conditions of the 2021 Plan or successor plan as well as the applicable Stock Option Agreement between the Company and the Director (the “Stock Option Agreement”). The options will have an exercise price equal to the Fair Market Value (as defined in the 2021 Plan) per share and an exercise period of 5 years from the Effective Date, subject to the terms and conditions of the 2021 Plan or successor plan as well as the Stock Option Agreement. Subject to approval by the Board, and the terms and conditions of the 2021 Plan or successor plan, the Stock Option Agreement will reflect such key terms.

The Director shall be responsible for her own individual income tax payment on the Annual Fee and Option Grant (and the vesting and exercise of any options granted pursuant thereto) in jurisdictions where the Director resides.

4. Independence. The Director acknowledges that her appointment hereunder is contingent upon the Board’s determination that she is “independent” with respect to the Company, in accordance with the listing requirements of The Nasdaq Stock Market LLC, and that her appointment may be terminated by the Company in the event that the Director does not maintain such independence standard.

5. Expenses. The Company shall reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in connection with the performance of the Director’s duties for the Company. Such reimbursement shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred, which shall be accompanied by sufficient documentation to support the expenditures.

6. Other Agreements.

(a) Confidential Information and Insider Trading. The Company and the Director each acknowledge that, in order for the intentions and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to, business methods, information systems, financial data and strategic plans which are unique assets of the Company (as further defined below, the “Confidential Information”) and that the communication of such Confidential Information to third parties could irreparably injure the Company and its business. Accordingly, the Director agrees that, during her association with the Company and thereafter, she will treat and safeguard as confidential and secret all Confidential Information received by her at any time and that, without the prior written consent of the Company, she will not disclose or reveal any of the Confidential Information to any third party whatsoever or use the same in any manner except in connection with the business of the Company and in any event in no way harmful to or competitive with the Company or its business. For purposes of this Agreement, “Confidential Information” includes any information not generally known to the public or recognized as confidential according to standard industry practice, any trade secrets, know-how, development, manufacturing, marketing and distribution plans and information, inventions, formulas, methods or processes, whether or not patented or patentable, pricing policies and records of the Company (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company), all of which the Director expressly acknowledges and agrees shall be confidential and proprietary information belonging to the Company. Upon termination of her association with the Company, the Director shall return to the Company all documents and papers relating to the Company, including any Confidential Information, together with any copies thereof, or certify that she has destroyed all such documents and papers. Furthermore, the Director recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. The Director agrees that the Director owes the Company and such third parties, both during the term of the Director’s association with the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company’s agreement with the third party, disclose it to any person or entity or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company. In addition, the Director acknowledges and agrees that the Director may have access to “material non-public information” for purposes of the federal securities laws (“Insider Information”) and that the Director will abide by all securities laws relating to the handling of and acting upon such Insider Information.

(b) Disparaging Statements. At all times during and after the period in which the Director is a member of the Board and at all times thereafter, the Director shall not either verbally, in writing, electronically or otherwise: (i) make any derogatory or disparaging statements about the Company, any of its affiliates, any of their respective officers, directors, stockholders, employees and agents, or any of the Company’s current or past customers or employees, or (ii) make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of the Company or any of its affiliates or otherwise interfere with the business of the Company or any of its affiliates; provided, however, that nothing in this paragraph shall preclude the Director from complying with all obligations imposed by law or legal compulsion, and provided, further, however, that nothing in this paragraph shall be deemed applicable to any testimony given by the Director in any legal or administrative proceedings.

(c) Enforcement. The Director acknowledges and agrees that the covenants contained herein are reasonable, that valid consideration has been and will be received and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. The Director recognizes that the provisions of this Section 6 are vitally important to the continuing welfare of the Company and its affiliates and that any violation of this Section 6 could result in irreparable harm to the Company and its affiliates for which money damages would constitute a totally inadequate remedy. Accordingly, in the event of any such violation by the Director, the Company and its affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to obtain an injunction or other equitable relief restraining any action by the Director in violation of this Section 6 without posting any bond therefore or demonstrating actual damages, and the Director will not claim as a defense thereto that the Company has an adequate remedy at law or require the posting of a bond. If any of the restrictions or activities contained in this Section 6 shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the extent compatible with the applicable law; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights. The Director acknowledges that injunctive relief may be granted immediately upon the commencement of any such action without notice to the Director and in addition Company may recover monetary damages.

(d) Separate Agreement. The parties hereto further agree that the provisions of Section 6 are separate from and independent of the remainder of this Agreement and that Section 6 is specifically enforceable by the Company notwithstanding any claim made by the Director against the Company. The terms of this Section 6 shall survive termination of this Agreement.

7. Termination. With or without cause, the Company and the Director may each terminate this Agreement at any time upon thirty (30) days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the stockholders of the Company from removing the Director with immediate effect at any time for any reason. For the avoidance of doubt, if the Company terminates this Agreement prior to the closing of the IPO in accordance with Section 2 hereof, then the Company shall not have any liability whatsoever to the Director.

8. Indemnification. The Company shall indemnify, defend and hold harmless the Director, to the fullest extent allowed by the law of the State of Delaware, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office. The Company and the Director are executing an indemnification agreement in the form attached hereto as Exhibit A (the “Indemnification Agreement”).

9. Director’s Representation and Acknowledgment. The Director confirms that the execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that the Director may have with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against the Company’s equity holders or any of their respective affiliates with regard to this Agreement.

10. Effect of Waiver. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

11. Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to the Company:

Perfect Moment Ltd.

307 Canalot Studios

222 Kensal Road

London W10 5BN

United Kingdom

Attention: Chief Executive Officer

If to the Director:

Tracy Barwin

[***]

12. Governing Law. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Delaware without reference to that state’s conflicts of laws principles.

13. Assignment. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

14. Severability; Headings. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. Counterparts; Entire Agreement; Amendment. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter. No amendment to this Agreement shall be effective unless in writing signed by each of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director Agreement to be duly executed and signed as of the day and year first above written.

Perfect Moment Ltd.

By:
Name:	Mark Buckley
Title:	Chief Executive Officer

Name: Tracy Barwin

EXHIBIT A

Indemnification Agreement

[See Exhibit 10.21 to this Registration Statement on Form S-1]